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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  November 30, 1996
                                                         -----------------

                                  EASTBAY, INC.
             ------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                  Wisconsin
       ---------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

      0-26798                                         39-1422174
---------------------                      ---------------------------------
   (Commission File                         (I.R.S. Employer Identification
       Number)                                           No.)

        427 Third Street
        Wausau, Wisconsin                                54403
--------------------------------           ---------------------------------
(Address of Principal Executive                        (Zip Code)
            Offices)

                                 715-845-5538
            -----------------------------------------------------
             (Registrant's telephone number, including area code)

                                    N/A
        --------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.


          On November 30, 1996, Eastbay, Inc. ("Eastbay") entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Eastbay, Woolworth Corporation, a New York corporation ("Woolworth"), and East Acquisition Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Woolworth ("Woolworth Sub"). A copy of the Merger Agreement is attached hereto as Exhibit 2.0 and incorporated herein by reference. The summary of the Merger Agreement which follows is qualified in its entirety by reference to the Merger Agreement.

          Pursuant to the terms of the Merger Agreement, if the shareholders of Eastbay approve the Merger Agreement and the merger is consummated, (1) Woolworth Sub will be merged with and into Eastbay with Eastbay surviving the Merger and becoming a wholly-owned subsidiary of Woolworth (the "Merger"); (2) each shareholder of Eastbay, other than Arthur H. Juedes, Richard C. Gering and Harry H. Colcord, Eastbay's Co-Chairman, Co-Chairman and President and Chief Executive Officer, respectively (the "Management Shareholders"), will receive $24.00 per share of Eastbay common stock owned by the shareholder, in cash, without interest; and (3) the Management Shareholders will receive $22.00 per share of Eastbay's common stock owned by them, in cash, without interest, and, if Eastbay achieves certain earnings after the Merger, contingent consideration of up to an additional $1.75 per share in cash, without interest (the "Contingent Consideration").

          Consummation of the Merger is contingent upon, among other items, certain regulatory approvals and Eastbay's shareholders approving the Merger Agreement and the Merger. Under the Wisconsin Business Corporation Law, for the Merger to be approved by shareholders, shareholders owning greater than 50% of Eastbay's issued and outstanding common stock must vote their shares in favor of the Merger and adoption of the Merger Agreement.

          Notwithstanding approval and adoption of the Merger Agreement and the Merger by Eastbay's shareholders, the Merger Agreement may be terminated by the parties in various circumstances. For example, either party may terminate the Merger Agreement if the Merger is not consummated on or before March 31, 1997, provided that a party may not terminate the Merger Agreement in this circumstance if the party's failure to fulfill materially any covenant or obligation under the Merger Agreement is the cause of, or resulted in, the failure of the Merger to occur on or before such date. In addition, either party may terminate the Merger Agreement if Eastbay's shareholders fail to approve the
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Merger and Eastbay may terminate the Merger Agreement if Eastbay's Board of
Directors, in the exercise of its judgment as to its fiduciary duties to Eastbay's shareholders after consultation with counsel, determines that such termination is required by reason of any "takeover proposal" (as defined in the Merger Agreement) (the "Fiduciary Termination Right").

          If the Merger Agreement is terminated for any reason, the Merger Agreement becomes void, all rights of the parties under the Merger Agreement cease and no party thereto has any liability to any other party thereunder except for (1) a material and intentional breach by a party of its covenants and agreements in the Merger Agreement, (2) any breaches of the confidentiality agreement between the parties and (3) a $4 million termination fee (the "Termination Fee") must be paid by Eastbay to Woolworth in the circumstances described below.

          Eastbay is required to pay Woolworth the Termination Fee if Eastbay terminates the Merger Agreement (1) due to Eastbay's shareholders failing to approve the Merger, (2) due to the Merger not being consummated by March 31, 1997 or (3) as a result of the Fiduciary Termination Right, in each case if such termination occurs after a bona fide "takeover proposal" has been received by Eastbay and, within one year after such termination, Eastbay enters into an agreement for a "Business Combination" (as defined in the Merger Agreement) which is subsequently consummated. In each of these circumstances, Eastbay must pay Woolworth the Termination Fee promptly upon the consummation of the Business Combination. In addition, if either party terminates the Merger Agreement due to Eastbay's shareholders failing to approve the Merger at a time when no bona fide "takeover proposal" has been received by Eastbay, Eastbay is required to pay Woolworth the Termination Fee promptly upon such termination of the Merger Agreement.

          Notwithstanding the foregoing, Eastbay is not required to pay Woolworth the Termination Fee if (a) Woolworth was in material breach of its obligations under the Merger Agreement at the time of its termination; (b) the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") shall not have terminated or expired at the time of termination of the Merger Agreement and, at the time of such termination, 60 days have passed since the HSR Act filing; or (c) the conditions to Eastbay's obligation to effect the Merger under the Merger Agreement shall not have been satisfied at the time of termination.

          In connection with the Merger Agreement, each of the Management Shareholders also entered into a certain Agreement With Shareholder (copies of which are attached as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference and
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the discussion which follows is qualified in its entirety by reference to such agreements) (collectively, the "Shareholder Agreements").

          The Shareholder Agreements specify the circumstances under which the Management Shareholders will become entitled to some or all of the Contingent Consideration. Under the Shareholder Agreements, the Management Shareholders also agreed to vote their shares (which represent approximately 57% of Eastbay's outstanding common stock) in favor of the Merger unless Eastbay's Board of Directors determines, after consultation with counsel, that recommending the Merger and adoption of the Merger Agreement to Eastbay's shareholders is inconsistent with the Board of Directors' fiduciary duties to Eastbay's shareholders.

          Pursuant to the Shareholder Agreements, each of the Management Shareholders also agreed that, except in certain circumstances, if, at any time prior to the first anniversary of the date the Merger Agreement is terminated by Eastbay, (1) any third party makes a bona fide "takeover proposal" and, subsequently (2) the Management Shareholder sells, transfers, assigns or otherwise receives cash or property in excess of $23.75 per share for any of Eastbay's common stock owned by the Management Shareholder, the Management Shareholder must promptly pay Woolworth (including in the case of deferred consideration, when received) the amount of such excess; provided that if a "takeover proposal" which provides for the payment of a higher price per share to the public than that set forth in the Merger Agreement (i.e., $24.00 per share) is received by Eastbay within 37 days after the date of the Merger Agreement (i.e., by January 6, 1997), this payment is subject to a maximum of $1.139284 per share (for an aggregate maximum payment by all of the Management Shareholders of approximately $4 million).

          Pursuant to the Shareholder Agreements, the Management Shareholders also agreed that if the Merger is consummated, they will not compete with Woolworth or Eastbay for a period of five years thereafter. The Management Shareholders have executed employment agreements with Eastbay pursuant to which they will remain employed by Eastbay after the Merger.

          Eastbay intends to file a proxy statement with the Securities and Exchange Commission and hold a special meeting of Eastbay's shareholders to vote on the Merger and the Merger Agreement as soon as possible.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          2.0     Agreement and Plan of Merger among
                  Woolworth Corporation, East Acquisition
                  Corporation and Eastbay, Inc. dated as
                  of November 30, 1996.

          99.1 Agreement with Shareholder dated November 30, 1996 between Woolworth Corporation and Richard C. Gering.

          99.2 Agreement with Shareholder dated November 30, 1996 between Woolworth Corporation and Arthur H. Juedes.

          99.3 Agreement with Shareholder dated November 30, 1996 between Woolworth Corporation and Harry H. Colcord.






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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EASTBAY, INC.
Date:  December 4, 1996
                                            BY      /s/ Harry H. Colcord
                                              -------------------------------
                                              Harry H. Colcord, President and
                                                  Chief Executive Officer
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                                 EXHIBIT INDEX



Exhibit No.                        Description                          Page No.
----------                         -----------                          --------
 2.0                      Agreement and Plan of Merger
                          among Woolworth Corporation, East
                          Acquisition Corporation and Eastbay,
                          Inc. dated as of November 30, 1996

99.1                      Agreement with Shareholder dated
                          November 30, 1996 between Woolworth
                          Corporation and Richard C. Gering

99.2                      Agreement with Shareholder dated
                          November 30, 1996 between Woolworth
                          Corporation and Arthur H. Juedes

99.3                      Agreement with Shareholder dated
                          November 30, 1996 between Woolworth
                          Corporation and Harry H. Colcord